Exhibit 8.1

List of Principal Subsidiaries and Consolidated Affiliated Entities of Sea Limited

Name of Entity	Place of Incorporation
Foody Limited	Cayman Islands
Garena Limited	Cayman Islands
SCommerce Southeast Asia Limited	Cayman Islands
SeaMoney (Credit) Limited	Cayman Islands
SeaMoney (Payment) Limited	Cayman Islands
Sea Ventures Limited	Cayman Islands
Shopee Express Limited	Cayman Islands
Shopee Limited	Cayman Islands
SHPS Limited	Cayman Islands
Wahoo Holding Limited	Cayman Islands
Airview Investment Pte. Ltd.	Singapore
Garena Online Private Limited	Singapore
Moco Studios Private Limited	Singapore
Garena Mobile Private Limited	Singapore
Garena Ventures Private Limited	Singapore
Good Mobile Games Private Limited	Singapore
GRNX Private Limited	Singapore
Hevolve Private Limited	Singapore
SCommerce Private Limited	Singapore
SeaMoney (Credit) TH Private Limited	Singapore
SeaMoney (Payment) Private Limited	Singapore
SeaTalk Private Limited	Singapore
Shopee Express International I Private Limited	Singapore
Shopee Express Private Limited	Singapore
Shopee International Private Limited	Singapore
Shopee International II Private Limited	Singapore
Shopee Logistics Services Private Limited	Singapore
ShopeePay Private Limited	Singapore
Shopee Singapore Private Limited	Singapore
Shopee Ventures Private Limited	Singapore
SHPS I Private Limited	Singapore
PT Commerce Finance	Indonesia
PT Danadipa Artha Indonesia	Indonesia
PT Garena Indonesia	Indonesia
PT Gudang SPE Indonesia	Indonesia
PT Shopee International Indonesia	Indonesia
Garena Technology Private Limited Taiwan Branch	Taiwan
Happymall SCommerce (Taiwan) Co., Ltd.	Taiwan
ShopeePay (Taiwan) Co., Ltd.	Taiwan
Shopee (Taiwan) Co., Ltd.	Taiwan
Shopee Taiwan Private Limited Taiwan Branch	Taiwan
AirPay Joint Stock Company	Vietnam
Busy Bee Company Limited	Vietnam
Ocha Company Limited	Vietnam
Shopee Company Limited	Vietnam
Shopee Express Company Limited	Vietnam
S-Trading Co., Ltd.	Vietnam
Vietnam Esports and Entertainment Joint Stock Company	Vietnam
SeaMoney (Capital) Co., Ltd.	Thailand
ShopeePay (Thailand) Co., Ltd.	Thailand
Garena Online Holding 1 (Thailand) Co., Ltd.	Thailand
Garena Online (Thailand) Co., Ltd.	Thailand
ShopeeFood Co., Ltd.	Thailand
Scommerce (Thailand) Co., Ltd.	Thailand
Shopee Express (Thailand) Co., Ltd.	Thailand

Shopee (Thailand) Co., Ltd.	Thailand
Unicorn (Thailand) Co., Ltd.	Thailand
ShopeePay Philippines, Inc.	Philippines
Garena Philippines, Inc.	Philippines
Shopee Philippines Inc.	Philippines
Garena Malaysia Sdn. Bhd.	Malaysia
SCommerce Trading Malaysia Sdn. Bhd.	Malaysia
Shopee Mobile Malaysia Sdn. Bhd.	Malaysia
ShopeePay Malaysia Sdn. Bhd.	Malaysia
Dongjing Investment Co., Ltd.	China
Shanghai Dongrui Information Technology Co., Ltd.	China
Shanghai Jingle Information and Technology Co., Ltd.	China
Shenzhen Shopee Information Technology Co., Ltd.	China
Garena Hong Kong Limited	Hong Kong
Shopee Hong Kong Limited	Hong Kong
Turbo Cash Hong Kong Limited	Hong Kong
SHPS Tecnologia e Serviços Ltda	Brazil
Phoenix Labs, Inc.	United States